COMMON STOCK PURCHASE AGREEMENT

     THIS COMMON STOCK PURCHASE AGREEMENT is entered into as of this 26th day of May, 2005 (the "Agreement"), by and among Infinicom AB ("Infinicom" or the "Seller"), 24Holdings, Inc. ("24Holdings" or the "Company"), Moyo Partners, LLC ("Moyo"), and R&R Biotech Partners LLC ("Rodman," Rodman and Moyo are collectively referred to as the "Purchasers"), collectively referred to as the "Parties".

     WHEREAS, the Seller owns an aggregate of 74,711,681shares of Common Stock, par value $.01 per share of the Company (the "Common Shares") and, at the Closing, will own 344,595 shares of convertible Series A Preferred Stock, par value $.001 per shares, of the Company, which will be issued for currently outstanding debt as contemplated herein (the Common Shares and the Series A Preferred Stock are collectively referred to as the "Shares"), which Shares will represent 109,171,181 shares of Common Stock or approximately 83.6% of the 130,606,895 then issued and outstanding shares of Common Stock of the Company, after giving effect to the conversion of the Series A Preferred Stock; and

     WHEREAS, the Purchasers desire to purchase from the Seller, and the Seller desires to sell to the Purchasers, all of the Shares upon the terms and conditions set forth in this Agreement.


     NOW, THEREFORE, in consideration of the undertakings and commitments contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                    ARTICLE 1
                               SALE OF THE SHARES

     Section 1.1 Sale of the Shares. Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell, transfer and assign to the Purchasers and the Purchasers agree to purchase from the Seller the Shares, in exchange for an aggregate purchase price (the "Purchase Price") consisting of
(i) $500,000 in cash and (ii) shares of common stock of the Company which shall represent one percent (1%) of the issued and outstanding shares of common stock of the Company on a fully diluted basis as of the completion of the Merger as set forth in Section 3.20 (after giving effect to any shares of common stock (including any shares issuable pursuant to any warrants, options or convertible securities) being issued in conjunction with such Merger, including any financing thereof) (the "Merger Shares").

     Section 1.2 Allocation of Shares. The proportion of the Shares purchased and the cash portion of the Purchase Price to be paid by each Purchaser shall be as set forth on the signature page hereto.

     Section 1.3    Purchase Price.

     (a) The cash portion of the Purchase Price shall be paid to the Seller by wire transfer

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at the Closing (as defined below).

     (b) The Merger Shares shall be issued to the Seller contemporaneously with the closing of the Merger.


                                    ARTICLE 2
                              CLOSING AND DELIVERY

     Section 2.1 Closing Date. Upon the terms and subject to the conditions set forth herein, the consummation of the purchase and sale of the Shares (the "Closing") shall be held at such date (the "Closing Date") and time as determined at the mutual discretion of the Seller and the Purchasers; provided, however, that the Closing shall occur no later than 30 days after the conditions precedent contained in Article 7 herein have been satisfied (which the Parties hereto agree shall not be later than August 1, 2005 (unless extended as provided for herein). The Closing shall take place at the offices of McLaughlin & Stern LLP, or by the exchange of documents and instruments by mail, courier, telecopy and wire transfer to the extent mutually acceptable to the parties hereto.

     Section 2.2    Delivery at Closing. At the Closing

     (a) The Seller shall deliver to the Purchasers stock certificates representing the Common Shares and 344,595 shares of Series A Preferred Stock. The certificates representing the Shares shall be duly endorsed for transfer to the Purchasers, as applicable, and accompanied by, (i) if required by the Company's transfer agent, an opinion of counsel reasonably acceptable to the Company, the Purchasers and the Company's transfer agent and (ii) stock powers with medallion signature guarantees or other instruments of transfer duly executed to the Purchasers; and

     (b) The Purchasers shall transfer the aggregate Purchase Price to the Seller in the form of certified bank check or wire transfer.



                                    ARTICLE 3
            REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY

     Seller and the Company jointly and severally represent and warrant to the Purchaser that:

     Section 3.1 Existence and Power. Upon payment of delinquent franchise taxes and related fees and penalties, the Company will be a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of Sweden and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. The Company has heretofore delivered to the Purchasers true and complete copies of the Articles of Incorporation, as amended, and Bylaws, each as currently in effect.

     Section 3.2 Authorization; No Agreements. The execution, delivery and performance by the Seller of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby are within the Seller's powers. This Agreement has been duly and validly executed and delivered by the Seller and is a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms. The execution, delivery and performance by the Seller of this Agreement do not violate any contractual restriction contained in any agreement that binds or affects or purports to bind or affect the Seller. The Seller is not a party to any agreement, written or oral, creating rights in respect of any of such Shares in any third party or relating to the voting of the Shares. Seller is the lawful owner of the Shares, free and clear of all security interests, liens, encumbrances, equities and other charges. Seller further represents that it does not beneficially own any options or warrants or other rights to purchase shares of Common Stock, except through conversion of shares of Series A Preferred Stock as set forth in the form of the Certificate of Designation annexed hereto as Exhibit B and as further set forth in Section 5.3 hereto. Except for the Series A Preferred Stock, at the Closing there will be no outstanding or authorized options, warrants, rights, calls, commitments, conversion rights, rights of exchange or other agreements of any character, contingent or otherwise, providing for the purchase, issuance or sale of any of the Shares, or any arrangements that require or permit any of the Shares to be voted by or at the discretion of anyone other than the Seller, and there are no restrictions of any kind on the transfer of any of the Shares other than (a) restrictions on transfer imposed by the Securities Act of 1933, as amended (the "Securities Act") and (b) restrictions on transfer imposed by applicable state securities or "blue sky" laws.

     Section 3.3    Capitalization.

     (a) The authorized capital stock of the Company consists of 100,000,000 shares of common stock, with a $0.01 par value per share; there are 96,147,396 shares of common stock issued and outstanding as of the Closing Date; and there are approximately 233 shareholders of record holding the common stock. There are 5,000,000 shares of preferred stock authorized, and upon Closing, there shall be 344,595 shares of Series A Preferred Stock, issued and outstanding, which shares of Series A Preferred Stock shall be convertible into 34,459,500 shares of Common Stock. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassesasable. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with all applicable federal and state securities laws. No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated hereby. Except as a result of the purchase and sale of the Shares, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations, except for the Series A Preferred Stock, convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of

Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except for the Series A Preferred Stock the issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and shall not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

     (b) There are no outstanding obligations, contingent or otherwise, of the Company to redeem, purchase or otherwise acquire any capital stock or other securities of the Company.

     (c) There are no shareholder agreements, voting trusts or other agreements or understandings to which Seller is a party or by which the Seller is bound relating to the voting of any shares of the capital stock of the Company.

     (d) The Shares shall be duly authorized for issuance, when delivered in accordance with the terms of this Agreement, and shall be validly issued, fully paid and nonassessable and the transfer of said Shares shall not be subject to any preemptive or other similar right.


     Section 3.4    Subsidiaries.

     (a) The Company's only direct subsidiary is 24Store (Europe) Limited, a corporation registered under the laws of the United Kingdom (the "Subsidiary").

     (b) The Company owns all of the issued and outstanding shares of capital stock of the Subsidiary, which shares have been duly authorized and are validly issued, fully paid and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Company or its Subsidiary to sell, transfer, or otherwise dispose of any capital stock of its Subsidiary or that could require the Subsidiary to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to the Subsidiary. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of the Subsidiary. The Company and its Subsidiary do not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, limited liability company, joint venture or other non-corporate business enterprise.

     Section 3.5    Financial Statements.

     a) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) of the Exchange Act, since 1999 as a public reporting company (the foregoing materials being collectively referred to herein as "SEC Reports"), including the annual report on Form 10-K for the fiscal year ended December 31, 2004 and the quarterly report on Form 10-QSB for the period ended March 31, 2005. The Company further represents that upon the completion of the sale of all of the Subsidiary's capital stock to Seller as provided above in
Section 7.1(g), the Company shall file
an information statement on Schedule 14-A relating thereto. The Seller has identified and made available to the Purchasers a copy of all SEC Reports filed within the 10 days preceding the date of this Agreement. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder, none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

     (b) Except as set forth in its Form 10-K for the fiscal year ended December 31, 2004, the Company has not been engaged in any other business activity since January 1, 2004.

     (c) Since the date of the filing of its annual report on Form 10-K for the period ended December 31, 2004, except as specifically disclosed in the SEC
Reports: (i) there has been no event, occurrence or development that has had or that could result in a Material Adverse Effect; (ii) the Company has not incurred any liabilities (contingent or otherwise) or amended of any material term of any outstanding security; (iii) the Company has not altered its method of accounting or the identity of its auditors; (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; (v) the Company has not issued any equity securities to any officer, director or Affiliate of the Company; (vi) the Company has not made any loan, advance or capital contributions to or investment in any Person; (vii) the Company has not, except for the sale of the Subsidiary, entered into any transaction or commitment made, or any contract or agreement entered into, relating to its business or any of its assets (including the acquisition or disposition of, or creation of a lien on, any assets) or any relinquishment by the Company of any contract or other right; (viii) the Company has not granted any severance or termination pay to any current or former director, officer or employee thereof, or increased the benefits payable under any existing severance or termination pay policies or employment agreements or entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer or employee of the Company; (ix) the Company has not established, adopted or amended (except as required by applicable law) any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any current or former director, officer or employee thereof; (x) the Company has not increased the compensation, bonus or other benefits payable or otherwise made available to any current or former director, officer or employee of the Company; (xi) the Company has not made any tax election or any settlement or compromise of any tax liability, in either case that is material to or entered into any transaction by the Company not in the ordinary course of business.

     Section 3.6 No Liabilities or Debts. The Company is not a guarantor of any indebtedness of any other person, firm or corporation, and, except as disclosed on the Financial Statements, there are no liabilities or debts of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or debt, provided that (i) the Company shall have no further liabilities or obligations to the Seller, which are estimated at approximately $230,000, following the purchase of the Company's wholly owned Subsidiary by the Seller as provided above in Section 7.1(g); and which liabilities in the amount of approximately $230,000 shall be converted, as of Closing, into the shares of Series A Preferred Stock, as further provided in Section 5.3.

     Section 3.7 Litigation. There is no action, suit, investigation, audit or proceeding pending against, or to the best knowledge of the Company threatened against or affecting, the Company or any of its assets or properties before any court or arbitrator or any governmental body, agency or official. The Company is not subject to any outstanding judgment, order or decree. Neither the Company, nor any officer, key employee or 5% stockholder of the Company in his, her or its capacity as such, is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or any other government agency. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

     Section 3.8 Taxes. Upon the filing of all delinquent Delaware franchise tax returns and the payment of amounts due thereunder, including any penalties and interest and the filing of the federal tax return for the fiscal year ended December 31, 2004, (a) the Company will have (i) duly filed with the appropriate taxing authorities all tax returns required to be filed by or with respect to its business, or are properly on extension and all such duly filed tax returns are true, correct and complete in all material respects and (ii) paid in full or made adequate provisions for on its balance sheet (in accordance with GAAP) all Taxes shown to be due on such tax returns. There are no liens for taxes upon the assets of the Company, except for statutory liens for current taxes not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith. The Company has not received any notice of audit, is not undergoing any audit of its tax returns, or has received any notice of deficiency or assessment from any taxing authority with respect to liability for taxes which has not been fully paid or finally settled. There have been no waivers of statutes of limitations by the Company with respect to any tax returns. The Company has not filed a request with the Internal Revenue Service for changes in accounting methods within the last three years which change would affect the accounting for tax purposes, directly or indirectly, of its business. The Company has not executed an extension or waiver of any statute of limitations on the assessment or collection of any taxes due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     Section 3.9 Internal Accounting Controls; Sarbanes-Oxley Act of 2002. To the best of its knowledge, the Company is in compliance with the requirements of the Sarbanes-Oxley Act of 2002 applicable to it as of the date of this Agreement. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosures controls and procedures to ensure that material information relating to the Company, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Form 10-K or 10-Q, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the date of its most recently filed periodic report (such date, the "Evaluation Date"). The Company presented in its most recently filed periodic report the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls. The Company's auditors, at all relevant times, have been duly registered in good standing with the Public Company Accounting Oversight Board.

     Section 3.10 No Brokers. No brokerage or finder's fees or commissions are or will be payable by the Company or Seller to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement except for Fredericks Michael & Co., and the Company has not taken any action that would cause any Purchasers to be liable for any such fees or commissions. The Company and Seller agree that the Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of any Person for fees of the type contemplated by this Section and Seller shall indemnify and hold Purchasers and the Company harmless from any fees, costs or liabilities of any kind incurred by Purchasers in connection therewith.

     Section 3.11 Disclosure. The Company and Seller confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or its agents or counsel with any information that constitutes or might constitute material, nonpublic information concerning the Company. The Company and Seller understand and confirm that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company and Seller acknowledge and agree that the Purchasers have not made, nor are the Purchasers making, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein.

     Section 3.12 No Conflicts. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company's Certificate or Articles of Incorporation, Bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

     Section 3.13 Filings, Consents and Approvals. Neither the Seller nor the Company are required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance of this Agreement, except for obtaining the approval of the shareholders of the Company to the sale of the Subsidiary to the Company and the filing of an information statement with the Securities and Exchange Commission pursuant to Schedule 14C of the Securities Exchange Act of 1934.

     Section 3.14 Compliance. The Company: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body and (iii) is not and has not been in violation of any statute, rule or regulation of any governmental authority, except in connection with the failure to file certain franchise tax returns in Delaware, and pay the amounts due thereunder, and to file the federal income tax returns for the fiscal year ended December 31, 2004.

     Section 3.15 Transactions With Affiliates and Employees. Except as required to be set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Seller, none of the Affiliates or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     Section 3.16 Assets. Except as set forth in the SEC Reports, the Company has no assets, including, without limitation, goodwill, assets, real property, tangible personal property, intangible personal property, rights and benefits under contracts and cash, as to which there will be no distribution prior to the Closing Date. All Company leases for real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default).

     Section 3.17 Investment Company/Investment Advisor. The business of the Company does not require it to be registered as an investment company or investment advisor, as such terms are defined under the Investment Company Act and the Investment Advisors Act of 1940.

     Section 3.18 Environmental Matters. The Company has complied with all applicable environmental laws and regulations . There is no pending or threatened civil or criminal litigation, written notice of violation, formal administrative proceeding or investigation, inquiry or information request by any Governmental Entity relating to any Environmental Law involving the Company.

     Section 3.19 Informed Decision. Seller is aware of the Company's business affairs and financial condition and has reached an informed and knowledgeable decision to sell the Shares.

     Section 3.20 Consummation of a Merger Transaction. Seller acknowledges that it is the intention of the Purchasers, upon completion of the transactions contemplated hereby, to cause the Company to consummate a merger with one or more as yet unidentified private unaffiliated operating companies (the "Merger") subsequent to the Closing Date. Seller further acknowledges that upon consummation of a Merger, it is possible that each Share will increase in value, possibly substantially.

     Section 3.21 Listing on the OTCBB. The Common Stock is approved for listing and quoted on the Over-The-Counter Bulletin Board (the "OTCBB") and the Company has and continues to satisfy all of the requirements of the OTCBB for such listing and for the trading of its Common Stock thereunder. Seller and the Company have not been informed, nor have knowledge, that the NASD or any other regulatory agency will take action to cease the Company's Common Stock from being quoted on the OTCBB.


                                    ARTICLE 4
                        REPRESENTATIONS OF THE PURCHASERS

     The Purchasers jointly and severally represent and warrant to the Seller, as follows:

     Section 4.1 Organization. Rodman is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and Moyo is a limited liability company duly, organized, validly existing and in good standing under the laws of the State of New York, and each has all requisite corporate power and authority to carry on its respective businesses as now being conducted or to have such power and authority pursuant to which Purchasers may not be reasonably expected to either (i) prevent or materially delay the consummation of the purchase of the Stock, or (ii) have a material adverse effect on the Purchasers. The Purchasers are in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such good standing necessary.

     Section 4.2 Execution and Delivery. The execution, delivery and performance by the Purchasers execution and delivery of this Agreement is within Purchasers power and does not (i) violate any contractual restriction contained in any agreement which binds or affects or purports to bind or affect the Purchasers; (ii) require any filing with, or permit, authorization, consent of approval of, any Governmental entity, except for the filings required to be filed with the SEC pursuant to the execution of this Agreement.

     Section 4.3 Ability to Carry Out the Agreement, Etc. Purchasers are willing and able to pay the Purchase Price in the manner and within the schedule as provided in this Agreement in exchange for the purchase of full ownership in the Shares. Purchasers are not subject to or bound by any provision of any certificate or articles of incorporation or Bylaws, or to the best of Purchasers knowledge any mortgage, deed of trust, lease, note, bond, indenture, other instrument or agreement, license, permit, trust, custodianship, other restriction, or any applicable provision of any law, statute, rule, regulation, judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator which could prevent or be violated by or under which there would be a default as a result of the delivery and performance by the Purchasers under this Agreement, or under any agreements contemplated hereunder.

     Section 4.4 Binding Effect. This Agreement, when executed and delivered by the Purchasers shall be irrevocable and will constitute the legal, valid and binding obligations of the Purchasers enforceable against the Purchasers in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium and other laws of general application affecting enforcement of creditors' rights generally or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 4.6 Investment Experience. Purchasers each have such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of the purchase of the Shares, and of making an informed investment decision with respect thereto.

     Section 4.7 Opportunity to Inquire and Ask Questions. Purchasers confirm that, in making its decision to purchase the Shares they have relied upon independent investigations made by Purchasers or by its representatives, including its own professional tax and other advisers and that Purchasers have had a full and fair opportunity to examine all documents and to make inquiries about the terms and conditions of this Agreement, to discuss the same and all related matters with its own independent counsel and its own accountants and tax advisers. Purchasers have been given the opportunity to ask questions of, and receive answers from Seller concerning the terms and conditions of this Agreement and to obtain such additional written information about the Company to the extent Seller possesses such information or can acquire it without unreasonable effort or expense. Notwithstanding the foregoing, Purchasers have had the opportunity to conduct its own independent investigation and to obtain any additional information or documents, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information provided by the Company.

     Section 4.8 Merger Shares. The Merger Shares of the Company shall be duly authorized for issuance when delivered in accordance with the terms of this Agreement, and shall be validly issued, fully paid and nonassessable and the issuance of said shares shall not be subject to any preemptive or other similar right, and shall represent one percent (1%) of the issued and outstanding shares of common stock of the Company on a fully diluted basis as of the completion of the Merger (after giving effect to any shares being issued in conjunction with such Merger, including any financing consummated contemporaneously with the Merger).

                                    ARTICLE 5
                            COVENANTS OF THE COMPANY

     Section 5.1 Public Company Status. The Company shall make any and all required filings under the Exchange Act so that it remains a reporting company under the Exchange Act and its Common Stock continues to be a publicly traded security. The Company shall, to the best of its ability, cause its Common Stock to continue to be approved for listing on the OTCBB.

     Section 5.2 Financial Condition as of the Closing Date. As of the Closing Date, the Company shall not be a guarantor of any indebtedness of any other person, firm or corporation, and, there shall be no liabilities or debts of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or debt.

     Section 5.3 Conversion of Debt into Preferred Stock of the Company. On or before the Closing Date, Seller shall purchase from the Company 344,595 shares of Series A Preferred Stock in exchange for the cancellation of certain indebtedness owed by the Company to the Seller in the amount of $230,000, which shares shall carry such preferences, designations and restrictions as set forth in the applicable Certificate of Designation annexed hereto as Exhibit B, which will be filed with the State of Delaware Secretary of State on or before the Closing

                                    ARTICLE 6
                            COVENANTS OF THE PARTIES

     The Parties hereto agree that:

     Section 6.1 Public Announcements. The Seller, the Company and the Purchasers shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law, will not issue any such press release or make any such public statement prior to such consultation and without the consent of the other Parties.

     Section 6.2 Notices of Certain Events. In addition to any other notice required to be given by the terms of this Agreement, each of the Parties shall promptly notify the other party hereto of:

     (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement;

     (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

     (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3 or Section 4 (as the case may be) or that relate to the consummation of the transactions contemplated by this Agreement.

     Section 6.3 Access to Information. Following the date of this Agreement, until consummation of all transactions contemplated hereby, the Seller and the Company shall give to the Purchasers, their counsel, financial advisers, auditors and other authorized representatives reasonable access to the Company's offices, properties, books and records, financial and other data and information as the Purchasers and their respective representatives may reasonably request for the purpose of performing in-depth due diligence. In this regard, Purchasers shall cooperate with Seller and the Company so as to minimize the impact and disturbance of such inquiries and any sort of due diligence on the business of the Company. Any sort of information which is disclosed pursuant to this provision shall be kept by Purchasers and/or any of its representatives in strict confidence and shall not be disclosed to except to persons participating in this transaction on their behalf, including attorneys, accountants and other advisors, except that nothing herein shall prevent disclosure or use of any information as may be required by applicable law.

     Section 6.4 Company's Business. The Company will not, without the prior written consent of Purchasers, (i) make any material change in the type or nature of its business, or in the nature of its operations, (ii) create or suffer to exist any debt, other than that currently shown in the SEC Reports,
(iii) issue any capital stock or (iv) enter into any new agreements of any kind (other than those contemplated by this Agreement) or undertake any new obligations or liabilities.

     Section 6.5 Reasonable Efforts. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement.


     Section 6.6 Consents of Third Parties. Each of the Parties will give any notices (and will cause its subsidiary to give any notices) to third parties, and will use its reasonable best efforts to obtain (and will cause its subsidiary to use its reasonable best efforts to obtain) any third party consents, that the other Parties reasonably may request in connection with this Agreement. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters in this Agreement.

                                    ARTICLE 7
                           COVENANTS OF THE PURCHASER

     Section 7.1 Merger. After the Closing Date, Purchasers shall use their best efforts to identify and consummate a Merger, and at a closing thereof, issue to the Seller the Merger Shares.

                                    ARTICLE 8
                              CONDITIONS PRECEDENT

     Section 8.1 Conditions of Obligations of the Purchasers. The obligations of the Purchasers are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Purchasers:

     (a) Representations and Warranties. Each of the representations and warranties of the Seller and the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement (except to the extent such representations and warranties speak as of an earlier date or to the extent that such representations and warranties apply only to the Subsidiary) as of the Closing Date as though made on and as of the Closing Date.

     (b) Compliance Certificate. The President of the Company shall deliver to the Purchasers at the Closing a certificate certifying: (i) that there has been no material adverse change in the business, affairs, prospects, operations, properties, assets or conditions of the company since the date of this Agreement, except as contemplated by this Agreement; (ii) that attached thereto is a true and complete copy of the Company's Articles of Incorporation, as amended, as in effect at the Closing; (iii) that attached thereto is a true and complete copy of its Bylaws as in effect at the Closing; and (iv) each of the representations and warranties of the Seller and the Company set forth in this Agreement are true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date.

     (c) Good Standing Certificates. The Company shall have furnished the Purchasers with good standing and existence certificates for the Company from its jurisdiction of formation and such other jurisdictions as the Purchasers reasonably request.

     (d) Certified List of Record Holders. The Purchasers shall have received a current certified list from the Company's transfer agent of the holders of record of the Company's Common Stock.

     (e) Board of Directors Resolutions. The Purchasers shall have received executed resolutions of the Board of Directors of the Company approving the transactions contemplated herein including the resignation of all current directors of the Company, if so requested.

     (f) Performance. The Seller and the Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

     (g) Purchase of Subsidiary. On the Closing Date, Seller shall purchase from the Company of all of the issued and outstanding capital stock of the Subsidiary in exchange for an amount of $100,000 in cash to be paid by the Seller to the Company, in addition to the purchase of intellectual property owned by the Company in exchange for cancellation of certain of the Company's liabilities to Infinicom, both accrued and contingent, $100,000 of which purchase price, as provided above, shall be transferred to the Company contemporaneously with its purchase by the Purchasers.

     (h) Purchase of Series A Preferred Stock On or before the Closing Date, Seller shall purchase from the Company 344,595 shares of Series A Preferred Stock in exchange for the cancellation of certain indebtedness owed by the Company to the Seller in the amount of $230,000.

     (i) Filing of Tax Returns, Payment of Taxes and Good Standing. The Company will have filed all required tax returns, including the franchise tax returns due to Delaware and the federal income tax return for the fiscal year ended December 31, 2004, paid all taxes, penalties and interest, if any, due thereunder and become in good standing in Delaware.

     (j) Legal Opinion. The Company shall deliver an opinion of counsel that the Shares, upon delivery to the Purchaser, will be duly authorized, validly issued, fully-paid and non-assessable.

     Section 8.2 Conditions of Obligations of the Seller. The obligations of the Seller to effect the sale of the Shares are subject to the following conditions, any or all of which may be waived in whole or in part by the Seller:

     (a) Representations and Warranties. Each of the representations and warranties of the Purchasers set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date.

     (b) Compliance Certificate. The authorized officer of the Purchasers shall deliver to the Seller at the Closing a certificate certifying each of the representations and warranties of the Purchasers set forth in this Agreement are true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date.

     (c) Performance. The Purchasers shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it or him on or before the Closing.

     (d) No Legal Obstacle. There shall not be any judgment, order, decree, stipulation, injunction, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement.

                                    ARTICLE 9
                                   TERMINATION

     Section 9.1 Termination. This Agreement may be terminated and the purchase and sale of the Shares may be abandoned at any time prior to the Closing:

     (a)  by mutual written consent of the parties hereto;

     (b) by either the Seller or the Purchasers if the Closing shall not have occurred on or before August 1, 2005 (unless the failure to consummate the transactions by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement or regulatory delays);

     (c) by the Purchasers if (i) Seller shall have failed to comply in any material respect with any of the covenants, conditions, terms or agreements contained in this Agreement to be complied with or performed by Seller; or (ii) any representations and warranties of Seller or the Company contained in this Agreement shall not have been true when made or on and as of the Closing Date as if made on and as of Closing Date (except to the extent it relates to a particular date); or (iii) Purchaser is not satisfied with its due diligence review of the Seller and the Company; or

     (d) by Seller if (i) the Purchasers shall have failed to comply in any material respect with any of the covenants, conditions, terms or agreements contained in this Agreement to be complied with or performed by it; or (ii) any representations and warranties of the Purchasers contained in this Agreement shall not have been true when made or on and as of the Closing Date.

     Section 9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to this Article 9, all further obligations of the Parties under this Agreement shall forthwith be terminated without any further liability of any party to the other parties; provided, however, that nothing contained in this Section 9.2 shall relieve any party from liability for any breach of this Agreement.

     Section 9.3    Indemnification

     (a) The Seller shall indemnify and hold the Purchasers harmless, and shall reimburse Purchasers for, any loss, liability, claim, damage, expense (including, but not limited to, reasonable cost of investigation and defense and reasonable attorneys' fees) or diminution of value (collectively, "Damages") arising from or in connection with (a) any inaccuracy in any of the representations and warranties of Sellers pursuant to this Agreement or in any certificate delivered by the Sellers pursuant to this Agreement, or any actions, omissions or states of facts inconsistent with any such representation or warranty, or (b) any failure by the Seller to perform or comply with any provision of this Agreement. Notwithstanding any other provision stating or implying otherwise and notwithstanding the generality of the above, the amount of Damages which the Seller may be obligated to pay or reimburse the Purchaser pursuant to the breach or non-performance of the provisions of this Agreement by the Seller or of any of the transactions contemplated hereby, shall be capped at an amount of $400,000, regardless of the severity of the egregious nature of the breach or non-performance. This maximum amount of indemnified Damages is calculated as the Purchase Price minus an amount of $100,000 that shall be paid by Seller to the Company on the Closing Date in exchange for all of the capital stock in the Subsidiary.

     (b) Purchasers shall indemnify and hold the Seller harmless, and shall reimburse Seller for any Damages arising from (a) any inaccuracy in any of the representations and warranties of Purchasers in this Agreement or in any certificate delivered by the Purchasers pursuant to this Agreement, or any actions, omissions or states of facts inconsistent with any such representation or warranty, or (b) any failure by the Purchaser to perform or comply with any provision of this Agreement.

     Section 9.4 Procedure for Indemnification. Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such section, give notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the defense of such action by the indemnifying party is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel reasonable satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such section for any fees of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, If an indemnifying party assume the defense of such an action, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's consent (which shall not be unreasonable withheld) unless
(i) there is no finding or admission of any violation of law or any violation of the rights of any person which is not fully remedied by the payment referred to in clause (ii) and no adverse effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party, (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be reasonably withheld) and (c) the indemnified party will reasonable cooperate with the indemnifying party in the defense of such action. If notice is given to an indemnifying party of the commencement of any action and it does not, within 15 days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determined in good faith that there is a reasonable probability that an action may materially and adversely affect it or its affiliated other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such action, but the indemnifying party shall not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).


                                   ARTICLE 10
                                  MISCELLANEOUS

     Section 10.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing and either delivered personally, telecopied or sent by certified or registered mail, postage prepaid,

If to the Seller:        Per-Anders Johansson
                         Infinicom AB
                         Box 237
                         Karishmn SE 374 24
                         Sweden

With a copy to:          Steven W. Schuster, Esq.
                         McLaughlin & Stern LLP
                         260 Madison Ave., 18th Floor
                         New York, NY 10016
                         Facsimile: (212) 448-0066

If to Purchasers:        R&R Biotech Partners, LLC
                         c/o Rodman & Renshaw Holding, LLC
                         330 Madison Ave., 27th Floor
                         New York, New York 10017
                         Attention: Tom Pinou, CFO
                         Facsimile: (212) 356-0536

                         and

                         Moyo Partners, LLC
                         c/o Arnold P. Kling, Esq.
                         444 E. 86th St. Suite PHF
                         New York, New York 10028
                         Attention: Arnold P. Kling, Managing Member
                         Facsimile: (212) 744-0767

With a copy to:          Morse Zelnick Rose & Lander, LLP
                         405 Park Avenue - Suite 1401
                         New York, New York 10022
                         Attention: Kenneth  Rose, Esq.
                         Facsimile: (212) 838-9190

If to the Company:       24Holdings, Inc.
                         Cyberia House
                         Church Street
                         Basingstoke, Hampshire RG21 7QN
                         United Kingdom

With a copy to:          Daniel Peters, Esq.
                         White & Case LLP
                         633 West Fifth Street, Suite 1900
                         Los Angeles, CA 90071-2007
                         Fax: (213) 402-2470

or such other address or fax number as such party may hereafter specify for the purpose by notice to the other Parties hereto. All such notices, requests and other communications shall be deemed received on the date delivered personally or by overnight delivery service or telecopied or, if mailed, five (5) business days after the date of mailing if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

     Section 10.2 Amendments; No Waivers.

     (a) Any provision of this Agreement with respect to transactions contemplated hereby may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Seller and Purchasers; or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 10.3 Fees and Expenses. Whether or not the Closing is consummated, each of the Parties will pay all of its own legal and accounting fees and other expenses incurred in the preparation and negotiation of this Agreement and the performance of the terms and provisions of this Agreement.

     Section 10.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided that Purchasers shall have the right to assign this Agreement to an affiliate of such Purchasers and no other party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, but any such transfer or assignment will not relieve the appropriate party of its obligations hereunder.

         Section 10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

     Section 10.6 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the City of New York, Borough of Manhattan, and each of the parties hereto consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.1 shall be deemed effective service of process on such party. Each party hereto (including its affiliates, agents, officers, directors and employees) irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     Section 10.7 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto has received counterparts hereof signed by all of the other parties. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies under this Agreement.

     Section 10.8 Entire Agreement. This Agreement and the attached Exhibits and Schedules constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

     Section 10.9 Captions. The captions are included for convenience of reference only and shall be ignored in the construction or interpretation of this Agreement.

     Section 10.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any parties. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

     Section 10.11 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the its terms and that the parties shall be entitled to specific performance of the terms of this Agreement in addition to any other remedy to which they are entitled at law or in equity.

     Section 10.12 Definition and Usage.

          "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed, (b) all guaranties, endorsements and other contingent obligations, whether or not the same are or should be reflected in the Company's balance sheet or the notes thereto, except guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and
(c) the present value of any lease payments under leases required to be capitalized in accordance with GAAP.

          "Material Adverse Effect" means any effect or change that is or would be materially adverse to the business, operations, assets, prospects, condition (financial or otherwise) or results of operations of the Company and any of its subsidiaries, taken as a whole.

          "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality of the foregoing.

          "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added.



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                                                                              20

          IN WITNESS WHEREOF, each of the following individuals has caused this Agreement to be signed, and each party that is not an individual has caused this Agreement to be duly executed under seal by its respective authorized officers, all as of the day and year first above written.


SELLER:

INFINICOM AB


By:      /s/ Per-Anders Johansson                    /s/ Bjorn Littorin
    --------------------------------
Name: Per-Anders Johansson                           Bjorn Littorin
Title: Chairman                                      CEO


THE COMPANY:

24Holdings, Inc.

By:      /s/ Roger Woodward
    --------------------------------
Name: Roger Woodward
Title: Chief Financial Officer


PURCHASERS:

R&R BIOTECH PARTNERS LLC                             PORTION OF PUCHASE PRICE
                                                     AND SHARES PURCHASED
                                                     --------------------

By:    /s/ Thomas G. Pinou
    ----------------------------------------
Name:      Thomas G. Pinou                                   80%
    ----------------------------------------
Title:  Chief Financial Officer
    ----------------------------------------

MOYO PARTNERS, LLC

By:      /s/ Arnold P. Kling
    ----------------------------------------
Name:        Arnold P. Kling                                 20%
    ----------------------------------------
Title:         Manager
    ----------------------------------------







                                                                              21